DG INVESTOR SERIES


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  July 11, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    DG INVESTOR SERIES
                  DG Equity Fund
              1933 Act File No. 33-46431
              1940 Act File No. 811-6607


Dear Sir or Madam:

                  Pursuant to Rule 497(e) of the Securities Act of 1933, the Supplement to the Combined Prospectus for DG Equity Fund, a portfolio of DG Investor Series, dated June 30, 1997, as amended on July 11, 1997, is hereby electronically transmitted.

         If you have any questions regarding this filing, please call me at
(412) 288-8094.

                                                            Very truly yours,



                                                            /s/ J. Martin Levine
                                                            J. Martin Levine
                                                            Compliance Analyst

Enclosures